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                                        February 26, 1999

The Galaxy Fund
4400 Computer Drive
Westborough, Massachusetts 01581-5108

          Re:  Connecticut Municipal Bond Fund and
               Connecticut Municipal Money Market Fund
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Ladies and Gentlemen:

          We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us under the caption "Counsel" in the Statements of Additional Information included in Post-Effective Amendment No. 37 to your Registration Statement on Form N-1A (No. 33-4806) as filed with the Securities and Exchange Commission

                                                  Very truly yours,

                                                  /s/ Day, Berry & Howard
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                                                  Day, Berry & Howard